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PMCC Financial Corp.
February ___, 1998
Page 1


           COLEMAN AND COMPANY               ISG CAPITAL MARKETS, LLC
            SECURITIES, INC.                     592 Fifth Avenue
           717 Fifth Avenue                         5th Floor
        New York, New York 10022             New York, New York 10036



                                             February __, 1998

PMCC Financial Corp.
66 Powerhouse Road
Roslyn Heights, New York 11577

Attention: Ronald Friedman
           President and Chief Executive Officer

Gentlemen:

     We are pleased to set forth the terms of the retention of Coleman and Company Securities, Inc. and ISG Capital Markets, LLC (the "Investment Bankers") by PMCC Financial Corp. (collectively with its affiliates, the "Company").

     1. The Investment Bankers will assist the Company as nonexclusive financial advisors for the term of this Agreement. In connection with the Investment Bankers' activities on the Company's behalf, the Investment Bankers will continue to familiarize themselves with the business, operations, properties, financial condition, and prospects of the Company. In connection with our role as your financial advisors, we would expect our services to include such investment banking services as may be mutually agreed upon by the Investment Bankers and the Company.

     2. In connection with the Investment Bankers's activities on the Company's behalf, the Company will cooperate with the Investment Bankers and will furnish the Investment Bankers with all information and data concerning the Company (the "Information") which the Investment Bankers deem appropriate and will provide the Investment Bankers with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that all Information made available to the Investment Bankers by the Company will, at all times during the period of engagement of the Investment Bankers hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to the Investment Bankers will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, the Investment Bankers will be using and relying on the Information without independent verification thereof by the Investment Bankers or independent appraisal by the Investment Bankers of any of the Company's assets. The Investment Bankers do not assume responsibility regarding the Company. Any advice rendered by the Investment Bankers pursuant to this Agreement may not be disclosed publicly without our prior written consent.
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PMCC Financial Corp.
February ___, 1998
Page 2

     3. In consideration of our services pursuant to this Agreement, the Investment Bankers shall be entitled to receive, and the Company agrees to pay the Investment Bankers, the amount of $72,000 upon the execution of this Agreement, which shall be simultaneous with the closing of the initial public offering of securities of the Company.

     4. If, at any time prior to two years after the date hereof, the Company determines to retain an investment bank or other similar agent in connection with any investment banking services for the Company, the Company shall offer to retain the Investment Bankers as its exclusive investment bank or agent for such services on customary and mutually acceptable terms and conditions.

     5. In addition to the fees described in Paragraph 3 above, the Company agrees to promptly reimburse the Investment Bankers, upon request from time to time, for all out-of-pocket expenses incurred by the Investment Bankers (including fees and disbursements of counsel, and of other consultants and advisors retained by the Investment Bankers) in connection with the matters contemplated by this Agreement.

     6. The Company agrees to indemnify the Investment Bankers in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

     7. Either party hereto may terminate this Agreement at any time upon 90 days' prior written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation paid to the Investment Bankers up to the date of termination or completion, as the case may be, including, without limitation the amount paid pursuant to Paragraph 3 hereof, (ii) any compensation to be earned by the Investment Bankers after termination pursuant to Paragraph 4 hereof, (iii) the reimbursement of expenses incurred by the Investment Bankers up to the date of termination or completion, as the case may be, (iv) the provisions of Paragraphs 3 through 9 of this Agreement and (v) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

     8. The validity and interpretation of this Agreement shall be governed by the law of the State of New York applicable to agreements made and to be fully performed therein.

     9. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.
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PMCC Financial Corp.
February ___, 1998
Page 3


     10. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.
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PMCC Financial Corp.
February ___, 1998
Page 4


     If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

                                             Very truly yours,



COLEMAN AND COMPANY                          ISG CAPITAL MARKETS, LLC
SECURITIES, INC.



By:                                          By:
   ----------------------------                 ----------------------------
   Name:                                        Name:
   Title:                                       Title:


                                             PMCC FINANCIAL CORP.

                                             By:
                                                ----------------------------
                                                Name:
                                                Title:
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                           INDEMNIFICATION PROVISIONS

     The Company (as such term is defined in the Agreement (as such term is defined below)) agrees to indemnify and hold harmless the Investment Bankers against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which the Investment Bankers are a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with the Investment Bankers's acting for the Company, including, without limitation, any act or omission by the Investment Bankers in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement dated February ___, 1998, between the Investment Bankers and PMCC Financial Corp., as it may be amended from time to time (the "Agreement"); provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense,or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the negligence or willful misconduct of the Investment Bankers. The Company also agrees that the Investment Bankers shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Investment Bankers, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the Investment Bankers negligence or willful misconduct.

     These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to the Investment Bankers or the persons indemnified below in this sentence and shall extend to the following: the Investment Bankers, their respective affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to the Investment Bankers in these Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding, or investigation is commenced, as to which the Investment Bankers proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by the Investment Bankers to notify the Company shall not relieve the Company from its obligations hereunder. The Investment Bankers shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Investment Bankers made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Investment Bankers, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to the Investment Bankers of an unconditional release from all liability in respect of such claim.
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     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Investment Bankers, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and the Investment Bankers, on the other hand, and also the relative fault of the Company, on the one hand, and the Investment Bankers on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Investment Bankers shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by the Investment Bankers pursuant to the Agreement.

     Neither termination nor completion of the engagement of the Investment Bankers referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.